Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sally Holdings LLC and Sally Capital Inc. (the “Companies”) on Form 10-K for the fiscal year ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David L. Rea, Senior Vice President and Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Companies.

By:	/s/ DAVID L. REA
David L. Rea
Senior Vice President and Chief Financial Officer of Sally
Holdings LLC and Sally Capital Inc.

Date:       December 7, 2007